UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2017 (April 13, 2017)

ARCONIC INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

390 Park Avenue, New York, New York	10022-4608
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 212-836-2758

Office of the Secretary 212-836-2732

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2017, the Board of Directors (the “Board”) of Arconic Inc. (the “Company”) appointed David P. Hess, a current member of the Board, as Interim Chief Executive Officer of the Company, and Patricia F. Russo, who was then serving as Lead Director of the Company, as Interim Chair of the Board, in each case effective on such date. Mr. Hess and Ms. Russo were appointed to succeed Klaus Kleinfeld, who has stepped down as Chairman and Chief Executive Officer of the Company and resigned as a Board member, effective as of April 13, 2017, by mutual agreement between Mr. Kleinfeld and the Board. The compensation arrangements for Mr. Hess and Ms. Russo have not yet been determined. Mr. Hess will continue to serve on the Board.

Mr. Hess, age 61, has served as a member of the Board since March 2017. Mr. Hess served in numerous leadership roles over his 38-year career at United Technologies Corporation (“UTC”) including his most recent position as UTC Executive Vice President and Chief Customer Officer for Aerospace, held from January 2015 through January 2017. Previously, Mr. Hess served as President of Pratt & Whitney from January 2009 through January 2014, where he was responsible for the company’s global operations in the design, manufacture and service of aircraft engines for commercial and military aircraft. He joined Pratt & Whitney after four years as President of Hamilton Sundstrand, the UTC business where he began his professional career in 1979. Mr. Hess was a 10-year member on the Aerospace Industries Association (AIA) Board of Governors Executive Committee, serving as Chairman in 2012. Mr. Hess is a Fellow of the Royal Aeronautical Society. He holds a bachelor’s degree in physics from Hamilton College and a bachelor’s and master’s degree in electrical engineering from Rensselaer Polytechnic Institute. He was awarded an MIT Sloan Fellowship in 1989 and earned a master’s degree in management in 1990. Mr. Hess recently joined the Board of Directors for GKN Aerospace Transparency Systems, Inc. He also serves on the Board of Directors for Hartford HealthCare, the parent company of Hartford Hospital and the second largest health care provider in Connecticut.

Ms. Russo, age 64, has served on the Arconic Board as Lead Director since the Company was launched as a standalone entity after the separation of Alcoa Inc. Ms. Russo joined the Alcoa Inc. board in 2008 and was appointed Lead Director in 2015. Ms. Russo is Chair of Hewlett Packard Enterprise Company and serves on the Board of Directors of General Motors Company, KKR Management LLC and Merck & Co., Inc. Ms. Russo was the Chief Executive Officer of Alcatel Lucent, a large global communications company, from December 2006 to September 2008. She served as Chair of Lucent Technologies Inc. from 2003 to 2006 and as its Chief Executive Officer and President from 2002 to 2006, during which time she led the company through one of the most challenging periods in the telecommunications sector’s history. She led the company’s return to profitability and growth after the telecom industry downturn and later led the company through its strategic merger with Alcatel. Ms. Russo was Chair of Avaya Inc. from December 2000, until she joined Lucent as Chief Executive Officer in January 2002.

On April 17, 2017, the Company issued a press release announcing the appointments of Mr. Hess and Ms. Russo and that Mr. Kleinfeld had stepped down as Chairman and Chief Executive Officer of the Company and resigned as a Board member by mutual agreement between Mr. Kleinfeld and the Board. A copy of the press release is filed with this Form 8-K and attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press Release issued by Arconic Inc. on April 17, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCONIC INC.

By:	/s/ Katherine H. Ramundo
Name:	Katherine H. Ramundo
Title:	Executive Vice President, Chief Legal Officer and Secretary

Date: April 18, 2017

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Arconic Inc. on April 17, 2017